EXHIBIT 1

JOINT FILING AGREEMENT

Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13G to which this Agreement is attached as an Exhibit, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned.  This Agreement may be executed in one or more counterparts.

Date: November 6, 2020

DWS GROWTH CAPITAL LP

By :	/s/ Jack Kins
Name:	Jack Kins
Its:	Authorized Signatory

AVONDALE GROWTH CAPITAL LP

By:	/s/ Jack Kins
Name:	Jack Kins
Its:	Authorized Signatory

DWS CAPITAL LP

By:	/s/ Jack Kins
Name:	Jack Kins
Its:	Authorized Signatory

DS INVESTMENTS GP LLC

By :	/s/ Jack Kins
Name:	Jack Kins
Its:	Authorized Signatory

KLS GP LLC

By:	/s/ Jack Kins
Name:	Jack Kins
Its:	Authorized Signatory

JWS INVESTMENT PARTNERSHIP LP

By:	/s/ Jack Kins
Name:	Jack Kins
Its:	Authorized Signatory

SCHNITZER WRI GP LLC

By:	/s/ Jack Kins
Name:	Jack Kins
Its:	Authorized Signatory

KEN L. SCHNITZER, JR.

/s/ Ken L. Schnitzer, Jr.

DOUGLAS W. SCHNITZER

/s/ Douglas W. Schnitzer